Exhibit 99.1

Invesco Mortgage Capital Inc. Announces Quarterly Common Dividend and Provides Update on Book Value and Portfolio

Investor Relations Contact: Greg Seals, 404-439-3323

Atlanta - December 19, 2023 -- Invesco Mortgage Capital Inc. (the “Company”) (NYSE: IVR) today announced that its Board of Directors declared a cash dividend of $0.40 per share of common stock for the fourth quarter of 2023 on December 18, 2023. The dividend will be paid on January 26, 2024 to stockholders of record on December 29, 2023, with an ex-dividend date of December 28, 2023.
Book Value and Portfolio Update as of December 15, 2023
•Book value per common share is estimated to be in the range of $9.82 to $10.22(1)
•Total investment portfolio of $5.0 billion, substantially all of which is Agency residential mortgage-backed securities
•Unrestricted cash and unencumbered investments totaling approximately $344 million
•Debt-to-equity ratio is estimated to be in the range of 5.6x to 5.8x

(1) Book value per common share as of December 15, 2023 is adjusted to exclude a pro rata portion of the current quarter’s common stock dividend (which for purposes of this calculation is assumed to be the same as the previous quarter) and is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($109.7 million and $188.7 million, respectively), divided by total common shares outstanding of 48.5 million.

The preliminary financial information set forth above reflects the Company's estimates with respect to such information, based on information currently available to management, and may vary from the Company's actual financial results as of and for the periods noted above. Further, these estimates are not a comprehensive statement or estimate of the Company's financial results or financial condition. These estimates should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP, and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, a reader should not place undue reliance on these estimates.

These estimates, which are the responsibility of the Company's management, were prepared by the Company's management and are based upon a number of assumptions. Additional items that may require adjustments to these estimates may be identified and could result in material changes to these estimates. These estimates are inherently uncertain and the Company undertakes no obligation to update this information. The preliminary financial data included in this press release has been prepared by, and is the responsibility of, the Company's management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm. Additional information is available at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release may include statements and information that constitute "forward-looking statements" within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include those related to our intention and ability to pay dividends and estimated book value per share, as well as any other statements other than statements of historical fact. The words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.